Exhibit 99.1

ClearOne Reports Second Quarter 2018 Financial Results

●        Revenue continued to be impacted by infringement of ClearOne’s strategic patents

●        Gross Profit Margin declined due to under absorption of overhead costs

SALT LAKE CITY, UTAH – August 9, 2018 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three months and six months ended June 30, 2018.

“Business conditions we experienced in the first quarter persisted resulting in another challenging quarter for the company” said Zee Hakimoglu, President and Chief Executive Officer. “We have undertaken initiatives to accelerate our pace of product innovation, the results of which are evident in important new products shipping this month and our plan to ship significant new solutions before the end of the year. In addition, the programs that we have undertaken to cut costs through man-power optimization and operating facilities reorganization, among other things, are planned to generate annualized cost savings of approximately $3.9 million when they are fully implemented next year.  We will also continue our vigorous litigation efforts to stop continuing harm to our business caused through infringement of our patents.”

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

●	Q2 2018 revenue was $7.0 million, compared to $10.3 million in Q2 2017 and $7.3 million in Q1 2018. The year-over-year decrease as well as sequential revenue decline reflect an impact of the on-going harm of infringement of ClearOne’s patents resulting in slower adoption of our next generation professional audio conferencing platform. The patent infringement has also negatively impacted revenue from ClearOne’s other products that are sold with professional audio conferencing systems.
●	GAAP gross profit in Q2 2018 was $3.3 million compared to $6.1 million in Q2 2017 and $4.1 million in Q1 2018. GAAP gross profit margin was 47% in Q2 2018, compared to 59% in Q2 2017 and 56% in Q1 2018. Gross profit margin decrease was primarily due to an increase in inventory obsolescence costs, a decline in licensing revenues and due to reduced overhead absorption into inventory. The proportion of overhead costs absorbed into inventory has declined due to a sharp decline in our inventory purchasing activity causing increased amounts of overhead costs to be expensed.
●	Operating expenses in Q2 2018 were $6.2 million, compared to $7.2 million in Q2 2017 and $6.5 million in Q1 2018. The majority of the decrease in operating expenses over Q2 2018 is attributable to reduced legal expenses, capitalization of legal expenses related to patent litigation and reduced R&D related project expenses. Non-GAAP operating expenses in Q2 2018 were $5.8 million, compared to $5.9 million in Q2 2017 and $6.1 million in Q1 2018. The sequential decrease in Non-GAAP operating expenses was mainly due to reduced sales commissions and R&D related project costs.
●	GAAP net loss in Q2 2018 was $2.2 million, or $0.26 per share, compared to net loss of $0.8 million, or $0.09 per share, in Q2 2017 and net loss of $1.8 million, or $0.22 per share, in Q1 2018. Net loss in Q2 2018 was largely caused by the reduction in revenue and associated gross profit. Non-GAAP net loss was $1.8 million, or $0.22 per share, in Q2 2018, compared to non-GAAP net loss of $0.1 million in Q2 2017 and net loss of $1.5 million, or $0.18 per share, in Q1 2018. Non-GAAP net loss in Q1 2018 was caused by lower revenues and reduction in associated gross margin.

Financial Summary
($ in 000, except per share)	Three months ended June 30,			Six months ended June 30,
	2018	2017	Change	2018	2017	Change
GAAP
Revenue	$6,971	$10,311	-32%	$14,260	$21,989	-35%
Gross Profit	3,250	6,069	-46%	7,349	12,747	-42%
Operating loss	(2,972)	(1,109)	-168%	(5,414)	(1,635)	-231%
Net loss	(2,163)	(820)	-164%	(4,009)	(1,288)	-211%
Diluted loss per share	(0.26)	(0.09)	-189%	(0.48)	(0.15)	-220%
Non-GAAP
Non-GAAP Gross Profit	$3,254	$6,075	-46%	$7,358	$12,761	-42%
Non-GAAP Operating Income (Loss)	(2,558)	136	-1981%	(4,515)	502	-999%
Non-GAAP Net Income (Loss)	(1,837)	(102)	-1701%	(3,303)	47	-7128%
Non-GAAP Adjusted EBITDA	(2,384)	365	-753%	(4,185)	999	-519%
Non-GAAP Earnings (Loss) per share (Diluted)	(0.22)	(0.01)	-2100%	(0.40)	0.01	-7465%

Balance Sheet Highlights

At June 30, 2018, cash, cash equivalents and investments were $13.3 million, as compared with $18.6 million at December 31, 2017.  The Company continued to have no debt.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. More information about the Company can be found at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods.  The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures.  Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated.  Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements.  Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.  Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-K and the Public Filings.

Contact:

Investor Relations

801-975-7200

investor_relations@clearone.com

http://investors.clearone.com

CLEARONE, INC
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	As at
	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$4,079	$5,571
Marketable securities	2,852	2,689
Receivables, net of allowance for doubtful accounts of $527 and $472, respectively	5,139	7,794
Inventories, net	14,380	14,415
Distributor channel inventories	-	1,555
Prepaid expenses and other assets	2,339	1,862
Total current assets	28,789	33,886
Long-term marketable securities	6,391	10,349
Long-term inventories, net	8,351	8,708
Property and equipment, net	1,423	1,549
Intangibles, net	8,511	6,543
Deferred income taxes	7,458	6,531
Other assets	318	311
Total assets	$61,241	$67,877
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,528	$4,122
Accrued liabilities	1,844	1,843
Deferred product revenue	258	4,635
Total current liabilities	5,630	10,600
Deferred rent	138	103
Other long-term liabilities	686	607
Total liabilities	6,454	11,310

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 8,306,935 and 8,319,022 shares issued and outstanding	8	8
Additional paid-in capital	47,750	47,464
Accumulated other comprehensive income (loss)	(174)	(65)
Retained earnings	7,203	9,160
Total shareholders' equity	54,787	56,567
Total liabilities and shareholders' equity	$61,241	$67,877

CLEARONE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share values)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Revenue	$6,971	$10,311	$14,260	$21,989
Cost of goods sold	3,721	4,242	6,911	9,242
Gross profit	3,250	6,069	7,349	12,747

Operating expenses:
Sales and marketing	2,760	2,646	5,628	5,387
Research and product development	1,920	2,322	3,976	4,679
General and administrative	1,542	2,210	3,159	4,316
Total operating expenses	6,222	7,178	12,763	14,382
Operating loss	(2,972)	(1,109)	(5,414)	(1,635)

Other income, net	49	84	73	186

Loss before income taxes	(2,923)	(1,025)	(5,341)	(1,449)

Provision for (benefit from) income taxes	(760)	(205)	(1,332)	(161)

Net loss	$(2,163)	$(820)	$(4,009)	$(1,288)

Basic weighted average shares outstanding	8,301,094	8,638,091	8,304,093	8,702,743
Diluted weighted average shares outstanding	8,301,094	8,638,091	8,304,093	8,702,743

Basic loss per share	$(0.26)	$(0.09)	$(0.48)	$(0.15)
Diluted loss per share	$(0.26)	$(0.09)	$(0.48)	$(0.15)

Net loss	(2,163)	(820)	(4,009)	(1,288)

Comprehensive income:
Unrealized gain (loss) on available-for-sale securities, net of tax	(1)	20	(71)	58
Change in foreign currency translation adjustment	(60)	52	(38)	64
Comprehensive loss	(2,224)	(748)	(4,118)	(1,166)

CLEARONE, INC.
UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Dollars in thousands, except per share values)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
GAAP gross profit	$3,250	$6,069	$7,349	$12,747
Stock-based compensation	4	6	9	14
Non-GAAP gross profit	$3,254	$6,075	$7,358	$12,761

GAAP operating income (loss)	$(2,972)	$(1,109)	$(5,414)	$(1,635)
Stock-based compensation	130	169	267	340
Amortization of intangibles	265	231	513	468
Legal expenses, acquisition expenses, restructuring expenses, etc. not related to regular operations	19	845	119	1,329
Non-GAAP operating income (loss)	$(2,558)	$136	$(4,515)	$502

GAAP net income (loss)	$(2,163)	$(820)	$(4,009)	$(1,288)
Stock-based compensation	130	169	267	340
Amortization of intangibles	265	231	513	468
Legal expenses, acquisition expenses, restructuring expenses, etc. not related to regular operations	19	845	119	1,329
Tax effect of non-GAAP adjustments	(88)	(527)	(193)	(802)
Non-GAAP net income (loss)	$(1,837)	$(102)	$(3,303)	$47

GAAP net income (loss)	$(2,163)	$(820)	$(4,009)	$(1,288)
Number of shares used in computing GAAP income per share (diluted)	8,301,094	8,638,091	8,304,093	8,702,743
GAAP income (loss) per share (diluted)	$(0.26)	$(0.09)	$(0.48)	$(0.15)
Non-GAAP net income (loss)	$(1,837)	$(102)	$(3,303)	$47
Number of shares used in computing Non-GAAP income per share (diluted)	8,301,094	8,638,091	8,304,093	8,702,743
Non-GAAP income (loss) per share (diluted)	$(0.22)	$(0.01)	$(0.40)	$0.01

GAAP total net income (loss)	$(2,163)	$(820)	$(4,009)	$(1,288)
Stock-based compensation	130	169	267	340
Depreciation	125	145	257	311
Amortization of intangibles	265	231	513	468
Legal expenses, acquisition expenses, restructuring expenses, etc. not related to regular operations	19	845	119	1,329
Provision for (benefit from) income taxes	(760)	(205)	(1,332)	(161)
Non-GAAP Adjusted EBITDA	$(2,384)	$365	$(4,185)	$999